SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

FISHER SCIENTIFIC INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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FISHER SCIENTIFIC INTERNATIONAL INC.

Liberty Lane

Hampton, New Hampshire 03842

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 2, 2003

To Stockholders of Fisher Scientific International Inc.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Fisher Scientific International Inc. (the “Company”) will be held at the Sheraton Dover Hotel, 1570 North DuPont Highway, Dover, Delaware on Friday, May 2, 2003 at 8:30 a.m., local time, for the following purposes:

1.	To elect four Directors of the Company, three Directors each for a term of three years expiring in 2006 and one Director for a term of one year expiring in 2004;

2.	To consider and vote upon a proposal to adopt the Fisher Scientific International Inc. 2003 Equity and Incentive Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the current fiscal year; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      Holders of record of the Company’s Voting Common Stock at the close of business on March 14, 2003 are entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Todd M. DuChene Vice President, General Counsel and Secretary

Hampton, New Hampshire

April 10, 2003

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

FISHER SCIENTIFIC INTERNATIONAL INC.

ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

April 10, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fisher Scientific International Inc., a Delaware corporation (“Fisher” or the “Company”), for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Sheraton Dover Hotel, 1570 North DuPont Highway, Dover, Delaware, on Friday, May 2, 2003 at 8:30 a.m., local time, and at any adjournment thereof. This proxy statement and the related proxy card, together with the Company’s Annual Report to Stockholders for the year ended December 31, 2002, were first mailed by the Company on or about April 10, 2003 to stockholders of record as of March 14, 2003.

      All proxies in the enclosed form that are properly executed and returned to the Company will be voted at the Annual Meeting or any adjournment thereof in accordance with the specifications thereon, or, if no specification is made, will be voted FOR approval of the proposals and FOR election of each of the nominees for election as a director set forth in the Notice of Annual Meeting of Stockholders. A previously returned proxy may be revoked by any stockholder who attends the Annual Meeting and gives oral notice of his or her intention to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering a written revocation or a duly executed proxy bearing a later date to the Secretary of the Company at Liberty Lane, Hampton, New Hampshire 03842.

      A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting, except as set forth in the proxy and except for matters proposed by a stockholder who notifies the Company not later than the close of business on the tenth day following the day on which the Notice of Annual Meeting of Stockholders was mailed by the Company. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

      The Company has retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee not to exceed $10,000, plus reimbursement for out-of-pocket expenses. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of Fisher, without additional remuneration, by personal interview, telephone, facsimile or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on March 14, 2003 and will provide customary reimbursement to such firms for the cost of forwarding these materials.

RECORD DATE, VOTING RIGHTS AND OUTSTANDING SHARES

      Holders of record of the Company’s Voting Common Stock (as defined below) at the close of business on March 14, 2003 are entitled to notice of and to vote at the Annual Meeting. Holders of Voting Common Stock are entitled to one vote per share on each of the matters properly presented at the Annual Meeting. A stockholder list will be available for examination by holders of Common Stock (as defined below) at the Annual Meeting and at the office of the Company at Liberty Lane, Hampton, New Hampshire 03842, during ordinary business hours during the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.

      At the close of business on March 14, 2003 there were 54,663,356 shares of common stock, $.01 par value per share (“Common Stock”), issued and outstanding of which 53,383,567 shares (“Voting Common Stock”) have the voting rights referred to above and 1,279,789 shares are Non-Voting Common Stock (“Non-Voting Stock”). All of the Non-Voting Stock is convertible on a one-for-one basis into Voting Common Stock. None of the shares of Non-Voting Stock are eligible to be voted at the Annual Meeting. The holders of a majority of the shares eligible to be voted at the Annual Meeting and present in person or represented by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of March 14, 2003 certain information concerning each person believed to be a beneficial owner of more than 5% of Common Stock and beneficial ownership of Common Stock of each nominee, director, named executive officer and all directors and executive officers as a group.

			Percent of
	Shares of		Common
Name of Beneficial Owner	Common Stock		Stock

Thomas H. Lee Equity Fund III, L.P.	8,523,788	(1)(2)(3)	15.14

Paul M. Montrone	2,771,563	(2)(4)	4.92

Paul M. Meister	1,712,718	(2)(5)	3.08

David T. Della Penta	674,367	(2)(6)	1.22

David V. Harkins	190,116	(2)(7)	*

Scott M. Sperling	108,384	(2)(8)	*

Anthony J. DiNovi	108,384	(2)(9)	*

Robert A. Day	27,758	(10)	*

Kevin P. Clark	221,196	(2)(11)	*

Todd M. DuChene	159,321	(2)(12)	*

Kent R. Weldon	12,821	(2)(13)	*

W. Clayton Stephens	0	(14)	*

Michael D. Dingman	0	(14)	*

Charles A. Sanders	0	(14)	*

All directors and executive officers as a group (13 individuals)	5,986,628	(2)(15)	10.28

*	Less than 1%

(1)	The address of Thomas H. Lee Equity Fund III, L.P. (“Equity Fund III”) is c/o Thomas H. Lee Partners, L.P., 75 State Street, Boston, MA 02109. Thomas H. Lee Foreign Fund III, L.P. (“Foreign Fund III”), THL FSI Equity Investors, L.P. (“THL-FSI”), Thomas H. Lee Investors Limited Partnership (“THL Investors”), David V. Harkins, Anthony J. DiNovi, Scott M. Sperling and Kent R. Weldon (such individuals, collectively, the “THL Directors”), and certain other persons affiliated with Thomas H. Lee Partners or the THL Directors (collectively, the “Additional THL Persons” and, together with Equity Fund III, Foreign Fund III, THL-FSI, THL Investors and the THL Directors, the “THL Entities”), Thomas H. Lee Equity Advisors III Limited Partnership (“Advisors III”), THL Equity Trust III (“Trust III”) and THL Investment Management Corp (“THL Investment”) each expressly disclaims beneficial ownership of shares of Voting Common Stock held by all other persons affiliated with Thomas H. Lee Partners.

(2)	The shares are subject to the terms and restrictions of an Amended and Restated Investors’ Agreement (the “Investors’ Agreement”), dated as of March 29, 1999 and amended May 14, 2000 and May 2001, among the Company; the THL Entities; DLJ Merchant Banking Partners II, L.P. (“DLJ Partners II”); DLJ

Merchant Banking Partners II-A, L.P. (“DLJ Partners II-A”), DLJ Offshore Partners II, C.V. (“DLJ Offshore II”); DLJ Diversified Partners, L.P. (“DLJ Diversified”); DLJ Diversified Partners-A, L.P. (“DLJ Diversified-A”); DLJ Millennium Partners, L.P. (“DLJ Millennium”); DLJ Millennium Partners-A, L.P. (“DLJ Millennium-A”); DLJMB Funding II, Inc. (“DLJ Funding II”); UK Investment Plan 1997 Partners (“UK Partners”); DLJ EAB Partners, L.P. (“DLJ EAB”); DLJ ESC II, L.P. (“DLJ ESC II”), and DLJ First ESC, L.P. (“DLJ ESC” and DLJ Partners II, DLJ Partners II-A, DLJ Offshore II, DLJ Diversified, DLJ Diversified-A, DLJ Millennium, DLJ Millennium-A, DLJ Funding II, UK Partners, DLJ EAB and DLJ ESC II are direct subsidiaries of Credit Suisse First Boston, a Swiss bank (“Credit Suisse”), and are collectively referred to herein as, the “DLJ Entities”); JMP BHCA (formerly Chase Equity Associates, L.P.); Merrill Lynch KECALP L.P. 1997 (“ML KECALP”); KECALP Inc. (“KECALP”); ML IBK Positions, Inc. (“ML IBK” and together with ML KECALP and KECALP, the “ML Entities”); and Paul M. Montrone, Paul M. Meister, David T. Della Penta, Todd M. DuChene, Kevin P. Clark and certain other members of Fisher management (collectively, the “Management Investors”), whom collectively may constitute a “group” under the Securities Exchange Act of 1934, as amended. Each of the parties to the Investors’ Agreement expressly disclaims beneficial ownership of shares of Common Stock held by others.

(3)	The information presented is based on ownership reports filed with the SEC. The amount shown includes 3,820,896 outstanding shares and 991,340 shares issuable upon the exercise of warrants to purchase shares owned by Equity Fund III; 1,919,685 outstanding shares and 498,070 shares issuable upon the exercise of warrants to purchase shares owned by THL-FSI; 236,425 outstanding shares and 61,340 shares issuable upon the exercise of warrants to purchase shares owned by Foreign Fund III; 234,726 outstanding shares and 61,045 shares issuable upon the exercise of warrants to purchase shares owned by THL Investors LP (f/k/a THL-CCI); 181,886 outstanding shares and warrants to purchase 8,230 shares owned by Mr. Harkins and persons affiliated with Mr. Harkins (see footnote 7); 104,269 outstanding shares and warrants to purchase 4,115 shares issuable upon the exercise of warrants to purchase shares owned by Mr. Sperling or a limited partnership of which Mr. Sperling is a general partner (see footnote 8); 104,269 outstanding shares and warrants to purchase 4,115 shares owned by Mr. DiNovi; 12,206 outstanding shares and warrants to purchase 615 shares owned by Mr. Weldon; and 255,841 outstanding shares and warrants to purchase 24,715 shares attributable to the Additional THL Persons.

(4)	The amount shown includes 1,701,924 shares issuable upon exercise of options within 60 days of March 14, 2003, 275,000 shares owned directly by Mr. Montrone, 362,500 shares which are held in the Fisher Scientific International Inc. Executive Retirement and Savings Program Trust (the “Savings Trust”) and 294,243 shares which are held in a rabbi trust established under agreement dated January 21, 1998 (the “Rabbi Trust”), and 137,896 shares held in a rabbi trust established under agreement dated as of March 30, 2001 (“Rabbi Trust II”). The address for Mr. Montrone is c/o Fisher, Liberty Lane, Hampton, NH 03842.

(5)	The amount shown includes 1,045,612 shares issuable upon exercise of options within 60 days of March 14, 2003, 175,000 shares owned directly by Mr. Meister, 271,500 shares, which are held in the Savings Trust and 163,149 shares which are held in the Rabbi Trust and 57,457 shares held in Rabbi Trust II. The address for Mr. Meister is c/o Fisher, Liberty Lane, Hampton, NH 03842.

(6)	The amount shown includes 524,980 shares issuable upon exercise of options within 60 days of March 14, 2003 and 149,387 shares held in Rabbi Trust II. The address for Mr. Della Penta is c/o Fisher, Liberty Lane, Hampton, NH 03842.

(7)	The amount shown includes 157,285 outstanding shares and 7,405 shares issuable upon the exercise of warrants to purchase shares owned directly by Mr. Harkins and 24,601 outstanding shares and 825 shares issuable upon the exercise of warrants to purchase shares owned by the 1995 Harkins Gift Trust as to which shares Mr. Harkins expressly disclaims any beneficial ownership. The address for Mr. Harkins is c/o THL Partners, 75 State St., Boston, MA 02109.

(8)	The amount shown includes 23,843 outstanding shares and warrants to purchase 2,470 shares owned by Mr. Sperling directly, and 80,426 outstanding shares and warrants to purchase 1,645 shares owned by the Sperling Family Limited Partnership as to which shares and warrants Mr. Sperling expressly disclaims beneficial interest. The address for Mr. Sperling is c/o THL Partners, 75 State St., Boston, MA 02109.

(9)	The amount shown includes 104,269 outstanding shares and warrants to purchase 4,115 shares owned by Mr. DiNovi directly. The address for Mr. DiNovi is c/o THL Partners, 75 State St., Boston, MA 02109.

(10)	Shares held in the Rabbi Trust. The address for Mr. Day is c/o Fisher, Liberty Lane, Hampton, NH 03842

(11)	The amount shown includes 188,914 shares issuable upon exercise of options within 60 days of March 14, 2003, 7,785 shares held directly, 3,812 shares held in the Rabbi Trust and 20,685 shares held in Rabbi Trust II. The address for Mr. Clark is c/o Fisher, Liberty Lane, Hampton, NH 03842.

(12)	The amount shown includes 131,741 shares issuable upon exercise of options within 60 days of March 14, 2003 and 27,580 shares held in Rabbi Trust II. The address for Mr. DuChene is c/o Fisher, Liberty Lane, Hampton, NH 03842.

(13)	The amount shown includes 12,206 outstanding shares and 615 shares issuable upon the exercise of warrants to purchase shares held by Mr. Weldon directly. The address for Mr. Weldon is c/o THL Partners, 75 State St., Boston, MA 02109.

(14)	The address for Messrs. Stephens, Dingman and Sanders is c/o Fisher, Liberty Lane, Hampton, NH 03842.

(15)	The amount shown includes 3,593,171 shares issuable upon exercise of options within 60 days of March 14, 2003, 638,913 shares held directly, 855,502 shares held indirectly, 17,075 shares issuable upon the exercise of warrants, 488,962 shares held in the Rabbi Trust, and 393,005 shares held in Rabbi Trust II.

NOMINATION AND ELECTION OF DIRECTORS

      The Board of Directors of Fisher (the “Board”) consists of Paul M. Montrone (Chairman), Paul M. Meister (Vice Chairman), Robert A. Day, Michael D. Dingman, Anthony J. DiNovi, David V. Harkins, Scott M. Sperling, W. Clayton Stephens and Kent R. Weldon. Each of Messrs. Montrone, Meister, and Dingman became members of the Board in September 1991. Mr. Stephens became a member of the Board in November 2002. Messrs. DiNovi, Harkins, Sperling and Weldon became members of the Board in January 1998; Mr. Day became a member of the Board in May 1996 and has announced his retirement from the Board effective upon the election and qualification of his successor at the Annual Meeting. We thank Mr. Day for his dedicated service to the Company for the past seven years. Messrs. Harkins and Weldon, representatives of Thomas H. Lee Partners, L.P., have indicated they intend to resign from the Board following the Annual Meeting.

      The Restated Certificate of Incorporation, as amended, and By-Laws of Fisher provide that the Board shall be divided into three classes and shall consist of not less than 3 nor more than 15 members. Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated for election as directors at the Annual Meeting Messrs. DiNovi, Montrone, and Sperling, each of whom is currently a director whose term expires at the Annual Meeting. If elected, the nominees will serve for a three-year term expiring in 2006. The Nominating and Corporate Governance Committee has also nominated for election as a director at the Annual Meeting Dr. Charles A. Sanders to the class of directors whose terms will expire in 2004. Management does not contemplate that the nominees will be unable to stand for election at the Annual Meeting, but in that event, proxies solicited hereby will be voted for the election of such other person as may be recommended by the Board in place of such nominee. If all the nominees for election as a member of the Board are elected at the Annual Meeting, the Board will consist of 7 members and the size of the Board will be reduced accordingly.

      The affirmative vote of a plurality of the votes cast is required to elect a director. Abstentions from voting on this proposal (including broker non-votes) will have no effect on the outcome of the vote.

      THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR ELECTION AS DIRECTORS.

      Information about the nominees for election as directors and incumbent directors, including biographical and employment information, is set forth below.

NOMINEES FOR ELECTION AS DIRECTORS

      Anthony J. DiNovi, 40, for a term expiring in 2006. Mr. DiNovi has been employed by Thomas H. Lee Partners, L.P., and its predecessor Thomas H. Lee Company, since prior to 1998. Mr. DiNovi currently serves as a Managing Director of Thomas H. Lee Partners, L.P. Mr. DiNovi is a director of American Media Operations, Inc.; Endurance Specialty Holdings Ltd.; Eye Care Centers of America, Inc.; Fairpoint Communications, Inc.; National Waterworks, Inc.; US LEC Corp.; and Vertis, Inc. (“Vertis”).

      Paul M. Montrone, 61, for a term expiring in 2006. Mr. Montrone has been Chairman of the Board of Fisher since March 1998, Chief Executive Officer of Fisher since prior to 1998. Mr. Montrone is Chairman of the Board of The General Chemical Group Inc. (“General Chemical”) and GenTek Inc. (“GenTek”).

      Scott M. Sperling, 45, for a term expiring in 2006. Mr. Sperling has been employed by Thomas H. Lee Partners, L.P., and its predecessor Thomas H. Lee Company, since prior to 1998. Mr. Sperling currently serves as a Managing Director of Thomas H. Lee Partners, L.P. Mr. Sperling is a director of GenTek, Vertis and Wyndham International.

      Charles A. Sanders, M.D., 71, for a term expiring in 2004. Dr. Sanders has served as Chairman of the Foundation for National Institutes of Health since its founding in 1996. Dr. Sanders served as Chief Executive Officer of Glaxo Inc. from 1989 to 1994 and was Chairman of the Board from 1992 to 1995. Dr. Sanders is a director of BioPure Corp., Genentech Inc., Trimeris Inc. and Vertex Pharmaceuticals.

INCUMBENT DIRECTORS

      Michael D. Dingman, 71, term expires in 2004. Mr. Dingman was Chairman of the Board of Fisher from prior to 1997 until 1998. Mr. Dingman has been President of Shipston Group Ltd. (international investments) since prior to 1997.

      Paul M. Meister, 50, term expires in 2005. Mr. Meister has been Vice Chairman of the Board since March 2001. Mr. Meister served as Vice Chairman of the Board, Executive Vice President and Chief Financial Officer of Fisher from March 1998 to February 2001 and was Senior Vice President and Chief Financial Officer of Fisher from prior to 1998 to March 1998. Mr. Meister is Vice Chairman of the Board of General Chemical and GenTek and is a director of M & F Worldwide Corp., Minerals Technologies Inc. and National Waterworks, Inc.

      W. Clayton Stephens, 60, term expires in 2005. Mr. Stephens was elected to the Board of Fisher November 1, 2002. Mr. Stephens founded Warren Capital Corporation in 1984 and has served as a Director and President of the firm since that time. Mr. Stephens is a member of the Advisory Board of Sonoma National Bank.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Section 16 reporting persons”), to file with the SEC and The New York Stock Exchange (“NYSE”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Section 16 reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations that no other reports were required, during the fiscal year ended December 31, 2002, the Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them except that the following Section 16 reporting persons each filed one Form 4 reporting one transaction late: Messrs. DiNovi, Harkins, Sperling, and Weldon, and Thomas H. Lee Equity Advisors III, L.P., Thomas H. Lee Equity Fund III, L.P., and Thomas H. Lee Equity Trust III.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

      The Board met four times during 2002. Each of the members of the Board attended at least 75% of the meetings of the Board and Board committees on which he served. The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee. During 2002, the Audit Committee met four times, the Compensation Committee met three times, and the Nominating Committee (now known as the Nominating and Corporate Governance Committee) met one time.

      Audit Committee. The Audit Committee of the Board consists of Messrs. Day, Stephens and Weldon, with Mr. Day serving as Chairman. Each member of the Audit Committee is, or upon his election or appointment to the Committee will be, “independent” within the meaning of the currently effective NYSE rules, and, as a result, has no relationship with Fisher that may interfere with the exercise of his independence from Fisher and Fisher’s management.

      On March 4, 2003, the Board adopted a new charter for the Audit Committee (the “Audit Committee Charter”). The Audit Committee Charter contains the Audit Committee’s mandate, membership requirements, and duties and obligations. The Audit Committee Charter complies with requirements established by the Sarbanes Oxley Act and requirements of the NYSE. The Audit Committee will review the Audit Committee Charter annually and, if appropriate, recommend revisions to the Board. Under the Audit Committee Charter, the Audit Committee is responsible, among other tasks, for the appointment, compensation, retention and oversight of the independent auditors, reviewing with management and the independent auditors the Company’s operating results and resolving any disagreements between Management and the Auditors, establishing procedures to handle complaints regarding the Company or its accounting, considering the adequacy of the internal accounting and control procedures of Fisher, authorizing in advance the audit and non-audit services to be performed by the independent auditors. The Audit Committee Charter is attached hereto as Annex I.

      Compensation Committee. The Compensation Committee of the Board consists of Messrs. Day, Dingman, Sperling and Stephens, with Mr. Dingman serving as Chairman. On March 4, 2003 the Board adopted a new charter for the Compensation Committee (the “Compensation Committee Charter”). The Compensation Committee Charter contains the Compensation Committee’s purpose, membership and duties and responsibilities. The Compensation Committee will review the Compensation Committee Charter annually and, if appropriate, recommend revisions to the Board. Each member of the Compensation Committee is, or upon his election or appointment to the Committee will be, “independent” within the meaning of the currently effective NYSE rules. The Compensation Committee is responsible for the review and recommendation of compensation arrangements for directors and officers, for the approval of such arrangements for other senior level employees, and for the administration of certain benefit and compensation plans of Fisher and its subsidiaries.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee of the Board consists of Messrs. Dingman, Sperling and Stephens, with Mr. Dingman serving as Chairman. On March 4, 2003 the Board adopted a new charter for the Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee Charter”). The Nominating and Corporate Governance Committee Charter contains the Nominating and Corporate Governance Committee’s purpose, membership and duties and responsibilities. The Nominating and Corporate Governance Committee will review the Nominating and Corporate Governance Committee Charter annually and, if appropriate, recommend revisions to the Board. Each member of the Nominating and Corporate Governance Committee is, or upon his election or appointment to the Nominating and Corporate Governance Committee will be, “independent” within the meaning of the currently effective NYSE rules. The Nominating and Corporate Governance Committee is responsible for recommending the appropriate criteria for the selection of new directors, identifying and recommending candidates qualified and suitable to become members of the Board, overseeing the system of corporate governance, and developing and recommending corporate governance principles, which will be reviewed on an annual basis.

      The By-Laws of the Company prescribe an advance notice procedure with regard to the nomination, other than by or at the direction of the Board or a committee thereof, of candidates for election as directors (the “Nomination Procedure”). The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination to the Secretary of Fisher. The requirements as to the form and timing of that notice are specified in the By-Laws. The Company’s By-Laws provide that any stockholder of record wishing to nominate candidates for election as directors must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-Laws, to the Company at its principal executive office, not less than 30 days nor more than 60 days prior to the meeting. In the event, however, that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If the inspectors of election determine that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director. Stockholder recommendations may be sent to the Nominating and Corporate Governance Committee, c/o Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, NH 03842.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None of the members of the Compensation Committee of the Board was at any time during fiscal 2002 an officer or employee of the Company or any of our subsidiaries. None of our executive officers served as a member of a compensation committee or as a director of any entity of which any of our directors served as an executive officer.

REPORT OF THE AUDIT COMMITTEE

      During the past year, the Audit Committee has, among other activities, (i) reviewed and discussed with management the Company’s audited annual financial statements for the fiscal year ended December 31, 2002 and interim quarterly results, (ii) discussed with Deloitte & Touche LLP, the Company’s independent auditors, the matters required to be discussed by American Institute of Certified Public Accountants Auditing Standards Board on Auditing Standards No. 61 (“Communications with Audit Committees”), and (iii) considered the independence of Deloitte & Touche LLP, by having discussions with representatives of Deloitte & Touche LLP and receiving a letter from them including disclosures required by the Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”). On the basis of the above, the Audit Committee has recommended to the Board that the Company’s audited financial statements for the fiscal year ended December 31, 2002 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

The Audit Committee
of the Board of Directors,

Robert A. Day, Chairman
W. Clayton Stephens
Kent R. Weldon

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

      The non-employee directors of Fisher other than Messrs. Harkins, DiNovi, Sperling and Weldon are entitled to receive cash compensation and compensation pursuant to the plans described below.

      Cash Compensation. Eligible directors receive compensation of $40,000 annually. Committee Chairmen receive an additional $10,000 annually. Directors receive no additional fees for attendance at Board or committee meetings. All directors are reimbursed for expenses incurred in attending Board and committee meetings. Pursuant to the Deferred Compensation Plan for Non-Employee Directors of Fisher Scientific International Inc., eligible directors may elect, generally prior to the commencement of any calendar year, to have all or any portion of the director’s compensation for such calendar year credited to a deferred compensation account. Amounts credited to the director’s account will accrue interest based upon the average quoted rate for ten-year U.S. Treasury Notes. Deferred amounts will be paid in a lump sum or in installments commencing on the first business day of the calendar year following the year in which the director ceases to serve on the Board or of a later calendar year specified by the director.

      Retirement Plan for Non-Employee Directors. Pursuant to the Retirement Plan for Non-Employee Directors of Fisher Scientific International Inc., an eligible director, who retires from the Board with at least five years of service is eligible to receive an annual retirement benefit for the remainder of the director’s lifetime. The annual retirement benefit for a director who retires with five years of service is equal to 50% of the director’s fee in effect at the date of the director’s retirement. For directors with more than five years of service, the annual benefit is increased by 10% of the director’s fee in effect at the date of the director’s retirement for each additional year of service, up to 100% of such fee for 10 or more years of service as a director, or for directors who retire at age 70 regardless of the length of service.

      Stock Option Awards. Pursuant to the Fisher Scientific International Inc. 2001 Equity and Incentive Plan, in January 2003 each non-employee director (other than Messrs. Harkins, DiNovi, Sperling and Weldon) was awarded an option to purchase 10,000 shares of Common Stock of the Company. The stock option awards have an exercise price equal to the Company’s fair market value on the day of the award. The Company intends to award additional options on an annual basis.

Compensation of Executive Officers

I.  Summary Compensation Table

      The following table summarizes the compensation paid to the Chief Executive Officer and each of Fisher’s four other most highly compensated executive officers (the “Named Executives”) for services in all capacities to Fisher and its subsidiaries during or with respect to 2000, 2001 and 2002.

		Annual			Long Term
		Compensation(1)			Compensation

					Securities
				Other Annual	Underlying	All Other
		Salary	Bonus	Compensation	Options	Compensation
Name and Principal Position	Year	($)	($)	($)	(#)	($)(2)

Paul M. Montrone	2002	815,000	1,100,000	166,006	0	57,600
Chairman and	2001	758,750	1,092,825	—	530,000	163,073
Chief Executive Officer	2000	740,000	555,000	—	0	229,584

Paul M. Meister	2002	600,000	810,000	—	0	78,018
Vice Chairman	2001	555,000	799,380	—	350,000	72,172
	2000	540,000	405,000	—	0	92,318

David T. Della Penta	2002	585,000	790,000	—	0	74,351
President and	2001	543,750	783,165	—	300,000	64,148
Chief Operating Officer	2000	530,000	395,000	—	0	38,646

Todd M. DuChene	2002	300,000	304,000	—	0	18,533
Vice President, General Counsel	2001	281,250	303,800	—	110,000	13,325
and Secretary	2000	275,000	155,000	—	0	17,600

Kevin P. Clark	2002	280,000	283,500	—	0	17,990
Vice President and	2001	257,500	278,170	—	200,000	12,849
Chief Financial Officer	2000	250,000	170,000	—	0	15,960

(1)	Includes amounts deferred by each Named Executive under Fisher’s Savings and Profit Sharing Plan and Executive Retirement and Savings Program.

(2)	Amounts listed in this column reflect Fisher’s matching contributions to Fisher’s Savings and Profit Sharing Plan and the Executive Retirement and Savings Program and the value of supplemental life insurance programs. For 2002 amounts attributable to Fisher’s matching contributions under the Fisher Savings and Profit Sharing Plan and the Executive Retirement and Savings Program are as follows: Mr. Montrone $57,600; Mr. Meister $42,196; Mr. DellaPenta $41,257; Mr. DuChene $18,533; and Mr. Clark $17,490. For

2002 amounts attributable to the value of premiums for supplemental life insurance programs paid by the Company, which will be repaid on a future date, are as follows: Mr. Meister $35,822 and Mr. DellaPenta $33,094. These supplemental life insurance premiums were paid prior to the enactment of the Sarbanes-Oxley Act.

II.  Option Grants in Last Fiscal Year

      There were no stock options granted by the Company to the Named Executive Officers during 2002.

III.  Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

      The following table sets forth information for each Named Executive with regard to shares acquired on the exercise of options, the aggregate stock options held on December 31, 2002, and the value of in-the-money stock options held as of December 31, 2002.

			Number of Securities
			Underlying	Value of Unexercised
			Unexercised Options at	In-the-Money Options at
	Shares		December 31, 2002	December 31, 2002
	Acquired	Value	Exercisable/	Exercisable/
	On Exercise	Realized	Unexercisable	Unexercisable
Name	(#)	($)(1)	(#)	(2)($)

Paul M. Montrone	0	0	1,525,275/611,684	28,528,779/1,879,010

Paul M. Meister	0	0	928,957/233,345	17,226,458/1,018,718

David T. Della Penta	0	0	424,990/200,010	7,096,459/816,041

Todd M. DuChene	3,185	52,075	95,078/73,337	1,325,102/245,879

Kevin P. Clark	0	0	122,253/133,341	1,399,429/510,695

(1)	Excess of the value of the underlying securities at the time of exercise over the exercise price.

(2)	Excess of the value of the underlying securities at December 31, 2002 of $30.08 over the exercise price.

Employment Agreements with Named Executives

      Fisher has entered into employment agreements, each dated December 31, 2001, with Messrs. Montrone and Meister. In each case, the initial term of the agreement is from December 31, 2001 through December 31, 2006 and thereafter automatically renews for successive one-year periods, unless either party gives prior notice that it or he does not want the term to be renewed. During the term of their agreements, Mr. Montrone is entitled to receive at least $815,000 annual base salary and $475,000 minimum annual bonus, and Mr. Meister is entitled to receive at least $600,000 base salary and $315,000 minimum annual bonus. In addition, Messrs. Montrone and Meister are entitled to participate in Fisher’s welfare, incentive, savings and retirement programs applicable to other similarly situated executives of Fisher. Messrs. Montrone and Meister are prohibited from disclosing Fisher’s confidential information during their employment and for two years after their employment terminates for any reason. Similarly, they are prohibited from competing with Fisher during their employment and for three years thereafter. In partial consideration for the confidential information and non-competition covenants and in part as liquidated damages in lieu of the payments and benefits to which he would have been entitled had his employment with Fisher not terminated, Messrs. Montrone and Meister are entitled to the post-termination benefits described below.

      Under the terms of the Montrone Employment Agreement, if Fisher terminates Mr. Montrone’s employment (other than for cause or disability) or if Mr. Montrone terminates his employment for “Good Reason,” Mr. Montrone is entitled to receive all of the following benefits: (i) accrued but unpaid salary up to the date of termination of employment; (ii) pro rata required bonus; (iii) any previously deferred compensation; (iv) an amount equal to five (5) times the sum of annual base salary and the required bonus; (v) cash payment equal to five (5) years of additional benefits accrued under the Company’s qualified and non-qualified pension plans;

(vi) five (5) years of continued fringe, personal perquisites and other benefits (including payment for split-dollar agreement); (vii) credit for additional five (5) years of service for eligibility (but not the commencement) of retiree medical benefits; and (viii) expenses related to any outplacement service (not to exceed $50,000). If Mr. Montrone terminates his employment with Fisher without “Good Reason,” he will be entitled to all of the above payments and benefits with the exception that a multiple of three (3) will be substituted for the multiple of five (5) with respect to clauses (iv), (v) and (vi) above.

      Under the terms of the Meister Employment Agreement, if Mr. Meister’s employment is terminated by Fisher (other than for cause or disability) or if Mr. Meister terminates his employment with Fisher for “Good Reason,” Mr. Meister is entitled to all of the above mentioned benefits in clauses (i) through (viii) with the exception that a multiple of three (3) will be used for calculation of any severance benefits under clauses (iv), (v) and (vi) above. Under the terms of the Montrone Employment Agreement and the Meister Employment Agreement, each of Messrs. Montrone and Meister may “put” all but not less than all of the 258,333 Executive Performance Options granted to him pursuant to the 1998 Equity and Incentive Plan, back to the Company in exchange for $5 million. These options were fully vested on the date of the grant and have an exercise price of $28.50. If the put is exercised, the Company will be obligated to pay the purchase price on the later of the date which is one year and two business days following exercise or the date the executive is no longer a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”). Interest on the amount owed to the executive shall accrue at the prime rate from the date of exercise until paid concurrently with the $5 million payment. Mr. Meister exercised his “put” option during 1999.

      Fisher has entered into an Employment Agreement dated March 31, 1998 with Mr. Della Penta, which provides for a three-year evergreen term, annual base salary of $450,000 and bonus target of 100% of base salary. Under the terms of the Della Penta Employment Agreement, if Fisher terminates Mr. Della Penta’s employment (other than for cause, death or disability) or if Mr. Della Penta terminates his employment with Fisher for “Good Reason,” Mr. Della Penta will be entitled to (i) base salary (less any interim earnings) for the two (2) year period beginning on the date of such termination of employment; (ii) medical coverage for the two (2) year period following such termination of employment; and (iii) expense reimbursement of up to $50,000 for outplacement services. The Company has also entered into a severance arrangement with each of Messrs. DuChene and Clark, which provides that in the event that his employment is terminated in certain circumstances, he is entitled to receive payment equal to the sum of two times his salary.

Retirement Program

      Fisher maintains two retirement benefit programs: a tax qualified defined benefit plan available generally to all employees (the “Pension Plan”) and the Executive Retirement and Savings Program, a non-qualified supplemental benefit plan (the “Supplemental Plan”) pursuant to which retirement benefits are provided to certain executive officers and other eligible key management employees who are designated by the Compensation Committee. The Named Executive Officers participate in the Supplemental Plan only.

      The following table shows the total estimated annual benefits payable under the Supplemental Plan in the form of a straight life annuity to hypothetical participants upon retirement at normal retirement age, with respect to the compensation and years-of-service categories indicated in the table.

	Pension Plan Table
Annualized
Average	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years of
Earnings	of Service	of Service	of Service	of Service	of Service	Service

$100,000	$15,000	$22,500	$30,000	$37,500	$45,000	$52,500

200,000	30,000	45,000	60,000	75,000	90,000	105,000

400,000	60,000	90,000	120,000	150,000	180,000	210,000

600,000	90,000	135,000	180,000	225,000	270,000	315,000

800,000	120,000	180,000	240,000	300,000	360,000	420,000

1,000,000	150,000	225,000	300,000	375,000	450,000	525,000

1,200,000	180,000	270,000	360,000	450,000	540,000	630,000

1,400,000	210,000	315,000	420,000	525,000	630,000	735,000

1,600,000	240,000	360,000	480,000	600,000	720,000	840,000

1,800,000	270,000	405,000	540,000	675,000	810,000	945,000

2,000,000	300,000	450,000	600,000	750,000	900,000	1,050,000

      The years of service recognized under the Supplemental Plan generally include all service with Fisher and its predecessors. The credited years of service as of December 31, 2002 under the Supplemental Plan for each of the Named Executives, are as follows: Mr. Montrone, 35 years; Mr. Meister, 22 years; Mr. Della Penta, 5 years; Mr. DuChene 6 years; and Mr. Clark 7 years. Compensation recognized under the Supplemental Plan generally includes a participant’s base salary and annual bonus compensation (including any amounts deferred). Retirement benefits are calculated based upon the average of a participant’s recognized compensation for any five years out of the final ten consecutive years of credited service that produce the highest average and are not subject to offset or reduction for social security benefits. Under this formula, the average recognized compensation under the Supplemental Plan for each of the Named Executives as of December 31, 2002 was: Mr. Montrone $1,528,315, Mr. Meister $1,089,876, Mr. Della Penta $1,058,818, Mr. DuChene $508,153 and Mr. Clark $456,217.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Company’s compensation program is administered by the Compensation Committee of the Board (the “Committee”), which has responsibility for reviewing all aspects of compensation paid by the Company to its executive officers. The Committee’s primary objectives with respect to executive compensation are to attract and retain the best possible executive talent, incentivize these executives to achieve Fisher’s business objectives, and strengthen the link between management and shareholder interests. To achieve these objectives, the Committee expects to implement and retain compensation plans that tie a substantial portion of an executive’s overall compensation to Fisher’s performance.

      The principal elements of Fisher’s executive compensation program consist of base salaries and incentive variable compensation in the form of annual bonus, stock options and other long-term compensation awards. The policies of the Compensation Committee with respect to the base salary and incentive compensation awarded to the Company’s senior executives, including Mr. Montrone, Fisher’s Chairman of the Board and Chief Executive Officer, are discussed below.

      Base Salaries. Base salaries for Company executive officers are determined by the Committee and are subject to periodic review and evaluation based on individual and Company performance, level of responsibility, and competitive, inflationary and internal equity considerations. The Company’s employment agreement with Mr. Montrone establishes minimum base salary and bonus payable to Mr. Montrone annually. As a result of Company performance and Mr. Montrone’s contributions to the Company, Mr. Montrone’s salary was increased to $855,000 in January 2003.

      Long-Term Incentive Compensation. The Committee has fostered an ownership culture that encourages superior performance by Fisher’s executive officers and employees through the use of stock-based compensation plans designed to increase stock ownership throughout the Company. In this regard, during 2002, pursuant to the Fisher Scientific International Inc. 2001 Equity and Incentive Plan (the “2001 Plan”) the Board of Directors awarded options to purchase 1,064,712 shares of Common Stock of the Company having exercise price ranges of $23.25 to $36.75 to employees other than the Named Executives. The Committee in its discretion will determine subsequent awards. The Company is presently seeking shareholder approval of the 2003 Equity and Incentive Plan to continue to be able to make stock-based compensation awards to its officers and employees.

      Annual Incentive Compensation. Pursuant to a component of the Fisher Scientific International Inc. Incentive Compensation Plan (the “ICP”) first approved by Fisher stockholders in 1994 and re-approved by stockholders in 2002, annual cash incentive awards are payable to the extent that annual Company and individual business performance objectives specified by the Committee are attained. Company and individual performance objectives may be based on a variety of factors, including stock price appreciation; sales, net income and cash flow; and in certain instances, the level of individual contribution to the success of the Company as well as compensation opportunities under other Fisher incentive plans. Based on the performance of the Company in 2002, Mr. Montrone was awarded a bonus of $1,100,000.

      Compliance with Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, limits Fisher’s income tax deduction for compensation paid in any taxable year to the Named Executive Officers to $1 million per individual, subject to exceptions. The Committee believes that unless circumstances warrant an exception or existing employment agreements otherwise require, Fisher should pay compensation to its executive officers in excess of $1 million only if such excess amount is performance-based compensation exempt from the limit on deductibility under Section 162(m) of the Internal Revenue Code. The employment agreement of Mr. Montrone currently provides for a minimum bonus amount. Fisher stockholders approved at the 1998 Annual Meeting the 1998 Equity and Incentive Plan and approved at the 2001 Annual Meeting the 2001 Equity and Incentive Plan, in order that any stock option grants made to executive officers thereunder would be exempt from the limitations contained in Section 162(m). In addition, Fisher stockholders re-approved at the 2002 Annual Meeting the Incentive Compensation Plan in order that incentive bonus compensation paid pursuant to the Incentive Compensation Plan would be exempt from the limitations contained in Section 162(m). Fisher is presently seeking stockholder approval of the 2003 Equity and Incentive Plan in order to exempt awards thereunder from the limitations contained in Section 162(m).

The Compensation Committee
of the Board of Directors,

Michael D. Dingman, Chairman
Robert A. Day
Scott M. Sperling
W. Clayton Stephens

PERFORMANCE COMPARISON

      The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 1997 in each of (i) Fisher Common Stock, (ii) the Media General Composite Market Value Index (the “Composite Market Index”) and (iii) the Media General Scientific/ Technical Instrument Industry Index (the “Scientific/ Tech Instruments Index”):

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG FISHER COMMON STOCK, SCIENTIFIC/ TECH INSTRUMENTS INDEX
AND COMPOSITE MARKET INDEX

	Fiscal Year Ending

Company/Index/Market	12/31/1997	12/31/1998(1)	12/31/1999(1)	12/31/2000(1)	12/31/2001(1)	12/31/2002

Fisher Scientific International	100.00	208.77	378.27	386.13	305.76	314.97

Scientific/ Tech Instruments Index	100.00	100.55	162.45	181.82	118.07	74.67

Composite Market Index	100.00	122.24	149.12	134.62	119.19	94.68

(1)	Based on closing market price of Fisher Common Stock on the New York Stock Exchange on the dates indicated. For the years noted, a substantial majority of the issued and outstanding Fisher Common Stock was held by an investor group and subject to substantial restrictions on transfer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Management Agreements (the “Management Agreements”), dated as of January 21, 1998 by and between the Company and each of Thomas H. Lee Partners L.P., (formerly Thomas H Lee Company) (“THL”) and Equity Fund III provide for the provision by each of THL and Equity Fund III of financial and other services as may be mutually agreed in exchange for an annual payment of $300,000 and $700,000, respectively. The

Management Agreements have a seven-year term ending 2005, each renewing annually thereafter until terminated by either party thereto on not less than ninety days’ notice.

      The Investors’ Agreement provides to the THL Entities and the Management Investors certain preemptive rights and limits the ability of the DLJ Entities, JMP BHCA, the ML Entities and the Management Investors to purchase Common Stock other than in accordance with the preemptive rights provisions of the agreement.

      The Investors’ Agreement provides certain registration rights to the THL Entities which permit the THL Entities to require the Company to register for sale under the Securities Act of 1933, as amended (the “Securities Act”), Common Stock held by the THL Entities. The THL Entities may not require more than six such registrations. Following two demand registrations by the THL Entities, the DLJ Entities, the ML Entities and JMP BHCA may require the Company to register for sale under the Securities Act Common Stock held by them. Following the sale by the THL Entities of more than 20% of Common Stock directly or indirectly held by them, Messrs. Montrone and Meister may require the Company to register for sale under the Securities Act Common Stock held by them. The Investors’ Agreement provides “piggyback” registration rights to the remaining parties to the agreement. Under the terms of the Investors’ Agreement, the Company may not grant registration rights to third parties, which conflict with or reduce the registration rights provided to the parties to the Investors’ Agreement.

      The Company currently leases space at its corporate headquarters to Latona Associates Inc. (“Latona”), a management advisory firm owned by Mr. Montrone. Under the terms of the lease, the Company leases to Latona an aggregate 15,000 square feet of space for $200,000 per year. In addition, Fisher provides to Latona and its employees building maintenance services, utilities, and other services incidental and relative to the leased space for an additional $50,000 per year. The Company currently provides use of Company owned and leased aircraft to Latona and each of General Chemical and GenTek, companies controlled by affiliates of Mr. Montrone, at Fisher’s actual cost. Fisher also sells certain of its products in the ordinary course of business to each of General Chemical and GenTek at market rates. Fisher contributed $1,200,000 to Winthrop, Inc., a charitable foundation that makes charitable contributions to various 501(c)(3) organizations on behalf of Fisher and its employees.

APPROVAL AND ADOPTION OF THE AMENDED FISHER SCIENTIFIC INTERNATIONAL INC.

2003 EQUITY AND INCENTIVE PLAN

      The board has approved and adopted, subject to stockholder approval, the Fisher Scientific International Inc. 2003 Equity and Incentive Plan (the “Plan”). A copy of the Plan is attached to this proxy statement as Annex II.

      The Plan is intended to attract, motivate and retain key employees and consultants of the Company or any subsidiary or affiliate that now exists or hereafter is organized or acquired, to continue as key employees or consultants, as the case may be, to increase their efforts on behalf of Fisher and to promote the success of Fisher’s business. Additionally, the plan is intended to attract, motivate and retain non-employee directors of the Company.

      The Plan is intended to provide performance-based compensation so as to be eligible for compliance with Section 162(m) of the Code which, generally, limits the deduction by an employer for compensation of certain covered employees. Under Section 162(m) of the Code, certain compensation, including compensation based on the attainment of performance goals, may be disregarded for purposes of this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by the stockholders in a separate vote prior to the payment. Accordingly, if the Plan is approved by the stockholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, compensation paid to covered employees pursuant to the Plan will be deductible under Section 162(m) of the Code.

General

      The Plan provides for the granting of awards to such employees and consultants of Fisher as the committee (the “Committee”) established by the Board to administer the Plan may select from time to time. The Plan provides for an aggregate of 2,700,000 shares of Common Stock to be reserved for issuance under the Plan with no more than 15% of such shares to be issued as restricted stock or restricted units, subject to adjustment as described below. Such shares may be authorized but unissued shares of Common Stock or authorized and issued Common Stock held in Fisher’s treasury. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award will be available for other awards under the Plan. The aggregate awards granted during any fiscal year to any single individual who is likely to be a “covered employee” as defined under Section 162(m) shall not exceed (i) 1,100,000 shares subject to options or stock appreciation rights or (ii) 400,000 shares subject to other stock-based awards (other than stock appreciation rights). With respect to awards (other than stock appreciation rights) payable in cash, no more than $10 million shall be paid in satisfaction of such awards during any fiscal year to any single individual who is likely to be a “covered employee” as defined under Section 162(m). In the event that the committee determines that any dividend or other distribution, stock split, recapitalization, reorganization, merger or other similar corporate transaction or event affects the Common Stock such that an adjustment would be appropriate in order to prevent dilution or enlargement of the rights of participants under the Plan, then the Committee may make such equitable changes or adjustments as it deems necessary to the number and kind of shares of Common Stock or other property which may thereafter be issued in connection with awards, the limit on individual awards, the number and kind of shares of Common Stock subject to each outstanding award, the performance goals related to an award and the exercise price, grant price or purchase price of each award.

      Awards under the Plan may be made in the form of:

•	options intended to be and designated as incentive stock options within the meaning of Section 422 of the Code (“Incentive Stock Options”);

•	options designated as non-qualified stock options (“Non-Qualified Stock Options”) (Incentive and Non-Qualified Stock Options are collectively referred to as “Options”); and

•	other stock-based awards, including but not limited to performance units, stock appreciation rights, restricted stock, restricted stock units or dividend equivalents (“Other Awards”). Awards may be granted to such employees and consultants of Fisher and its subsidiaries as the Committee may select in its discretion.

      Awards under the Plan to non-employee directors will be in the form of an annual Non-Qualified Stock Option grant (immediately following each annual meeting of shareholders) to purchase 10,000 shares of Common Stock at a price per share equal to 100% of the fair market value of such shares on the date of grant. Each such Option will vest and become exercisable in three equal annual installments, commencing on the first anniversary of the date of grant (subject to continued service as a director through each such vesting date).

      The Plan is expected to be administered by the Committee. The composition of the Committee will, at all times, satisfy the provisions of Section 162(m) of the Code, Rule 16b-3 of the Exchange Act and New York Stock Exchange requirements. The Committee will be authorized, among other things, to construe, interpret and implement the provisions of the Plan, to select the persons to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Awards Under the Plan to Employees and Consultants

      Stock Options. Options awarded pursuant to the Plan will become exercisable at such times and upon such conditions as the Committee may determine. The Committee will determine each option’s expiration date; provided, however, that no incentive stock option may be exercised more than ten years after the date of grant. The purchase price per share payable upon the exercise of an option (the “option exercise price”) will be established by the Committee; provided, however, that the option exercise price may not be less than the fair market value of a share of Common Stock on the date of grant. The option exercise price will be payable by any one of the following methods or a combination thereof, as the Committee shall determine; (a) cash; (b) by surrender of shares of Common Stock held at least six months by the participant and having a fair market value on the date of the exercise equal to the option exercise price; (c) by such other method as the Committee may determine.

      Other Awards. The Committee may grant other stock-based awards to grantees. Such awards may include awards in the form of performance units, stock appreciation rights, dividend equivalents, restricted stock, restricted stock units granted with value and payment contingent upon the attainment of performance goals including the attainment by Fisher (and/or its subsidiaries or divisions if applicable) of targets based upon any one or more of the following criteria: (i) pre-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) Common Stock price appreciation (viii) cash flow or (ix) implementation or completion of critical projects or processes. Other awards valued in whole or in part by reference to, or otherwise based on, common stock may be granted either alone or in addition to other awards under the Plan. If vesting conditions for an award of restricted stock or restricted units relates exclusively to the passage of time and continued employment, such time period shall not be less than 36 months, with 1/3 of the award vesting every 12 months from the date of the award. Subject to the provisions of the Plan, the Committee is expected to have the sole and complete authority to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of Common Stock to be granted pursuant to such other awards and all other conditions (including performance goals, if any) of such other awards.

Other Features of the Plan

      In the event of a change in control, all outstanding awards will become fully vested and/or immediately exercisable, unless otherwise determined by the Committee at the time of grant and evidenced in an award agreement.

      The Board may suspend, revise, terminate or amend the Plan at any time; provided, however, that shareholder approval will be required for any amendment or action which materially broadens eligibility, allows option repricing or provides for a material increase in benefits to the grantees and that no such action may, without the consent of a participant, adversely affect the participant’s rights under any outstanding award. It is expected that the number of participants in the Plan will vary over the term of the Plan.

Certain Federal Income Tax Consequences

      The following discussion is a brief summary of certain U.S. federal income tax consequences under current federal income tax laws relating to awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

      Non-Qualified Stock Options. An optionee will not recognize any taxable income upon the grant of a Non-Qualified Stock Option. Fisher will not be entitled to a tax deduction with respect to the grant of a Non-Qualified Stock Option. Upon exercise of a Non-Qualified Stock Option, the excess of the fair market value of Common Stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. Fisher will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee’s tax basis for Common Stock received pursuant to the exercise of a Non-Qualified Stock Option will equal the sum of such compensation income and the exercise price. The optionee’s holding period in Common Stock received upon the exercise of a Non-Qualified Stock Option immediately after such Common Stock is acquired.

      In the event of a sale, exchange or other distribution of Common Stock received upon the exercise of a Non-Qualified Stock Option, any appreciation or depreciation after the exercise date generally will constitute a capital gain or loss.

      Incentive Stock Options. An optionee will not recognize any taxable income at the time of grant or timely exercise of an Incentive Stock Option and Fisher will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an Incentive Stock Option may, however, give rise to taxable compensation income, and a tax deduction to Fisher, if the Incentive Stock Option is not exercised on a timely basis (generally, while the optionee is employed by Fisher or within 90 days after termination of employment) or if the optionee subsequently engages in a “disqualifying disposition,” as described below.

      A sale or exchange by an optionee of shares acquired upon the exercise of an Incentive Stock Option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the Incentive Stock Options will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of the grant of the Incentive Stock Option or within one year from the date of transfer of the Incentive Stock Option shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (a) the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Stock Option and (ii) the amount realized on such disqualifying disposition of the shares over (b) the option exercise price of such shares will be ordinary income to the optionee and Fisher will generally be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will constitute a capital gain or loss and will not result in any deduction by the Company.

      The amount by which the fair market value of the Common Stock on the exercise date of any Incentive Stock Option exceeds the option price will be an item of adjustment for purposes of the “alternative minimum tax” imposed by Section 55 of the Code.

      Transferred Options: Estate and Gift Taxes. If Incentive Stock Options or Non-Qualified Stock Options are held until death, federal and, if applicable, state estate and inheritance taxes would be imposed on the fair market value of the options at the time of death. If, however, the holder makes a lifetime gift of Non-Qualified Stock Options to permitted family members, trusts for their benefit, or other entities, federal and, if applicable, state gift taxes would be imposed on the fair market value of the Non-Qualified Stock Options at the time of the completed gift (generally, the time at which all service conditions to exercisability have been satisfied).

      The holder (or if the holder is deceased, the holder’s estate), rather than the donee, will recognize ordinary income for federal income tax purposes upon the exercise of the transferred option (just as if there had been no transfer). (See “Certain Federal Income Tax Consequences—Non-Qualified Stock Options”).

      Restricted Shares. Under the Code, an employee normally will not realize taxable income and Fisher will not be entitled to a deduction upon the grant of restricted shares. At the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code) or become transferable, the employee will realize taxable ordinary income in an amount equal to the fair market value of such number of shares which have become nonforfeitable or transferable. However, an employee may make an income recognition election under Section 83(b) of the Code (an “83(b) Election”), within 30 days of the grant of restricted shares, to recognize taxable ordinary income in the year the restricted shares are awarded in an amount equal to their fair market value at the time of the award, determined without regard to the restrictions. In that event, Fisher will be entitled to a deduction in such year in the same amount, provided that Fisher complies with applicable income tax reporting requirements, and any gain or loss realized by the employee upon the subsequent disposition of the shares will be capital gain or loss and will not result in any further deduction to Fisher. Any dividends with respect to the restricted shares that are paid or made available to an employee who has not made an 83(b) Election while the shares remain forfeitable are treated as additional compensation taxable as ordinary income to the employee and deductible by Fisher when paid. If an 83(b) Election has been made with respect to the restricted shares, the dividends represent ordinary dividend income to the employee and are not deductible by Fisher. If the employee makes an 83(b) Election and subsequently forfeits the shares, the employee is not entitled to a deduction as a consequence of such forfeiture, and Fisher must include as ordinary income the amount it previously deducted in the year of grant with respect to such shares.

      Performance Shares and Performance Units. An employee receiving “performance shares” or “performance units” will not have taxable income at the time the performance shares, performance units or the dividend equivalents awarded thereon are credited to the employee’s account. The employee will recognize ordinary income equal to (i) the amount of cash paid and/or (ii) the fair market value of the shares of Common Stock or other property on their respective payment dates when such cash, shares of Common Stock, and/or other property are delivered or paid to the employee in accordance with the terms of the award. The employee will also recognize ordinary income to the extent he or she receives current payments of dividend equivalents in respect of his or her performance shares or performance units.

      Stock Appreciation Rights. There will be no federal income tax consequences to either the employee or Fisher on the grant of a stock appreciation right, or during the period that such a right remains outstanding. Upon exercise of such a right, the Common Stock or cash received by the employee is taxable to the employee as ordinary income and Fisher will be entitled to a corresponding deduction, provided it complies with applicable income tax reporting requirements. Upon the sale of any Common Stock acquired by exercise of a stock appreciation right, the employee will realize long-term or short-term gain or loss, depending upon the holding period of such shares.

      Other Types of Awards. Other types of awards under the plan generally would result in taxable ordinary income to the grantee, the amount and timing of which would depend upon the terms and conditions of the particular award. Fisher would generally be entitled to a corresponding tax deduction.

      Tax Consequences of Change in Control. The accelerated vesting of awards under the plan in connection with a Change in Control could cause award holders to be subject to the federal excise tax on “excess parachute payments” and cause a corresponding loss of deduction on the part of the Company. In addition, options that otherwise qualified as Incentive Stock Options could be treated as Non-Qualified Options as a result of such accelerated vesting.

      Benefits under the 2003 Equity and Incentive Plan will depend on number of factors, including the fair market value of the common stock on future dates and the exercise decisions made by the grantees. Consequently, it is not possible to determine the benefits that might be received by the grantees receiving grants under the 2003 Equity and Incentive Plan.

      The affirmative vote of a majority of the votes cast is required to approve this proposal. Abstentions from voting on this proposal (including broker non-votes) will have no effect on the outcome of the vote.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE

FISHER SCIENTIFIC INTERNATIONAL INC. 2003 EQUITY AND INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

	Number of		Number of Securities
	Securities to be		remaining for future issuance
	issued upon exercise	Weighted-Average	under equity compensation
	of Outstanding	exercise price of	plans (excluding securities
Plan Category	Options	outstanding options	reflected in column (a))

	(a)	(b)	(c)(1)

Equity compensation plans approved by security holders	7,740,356	$19.73	4,045,131

Equity compensation plans not approved by security holders	0	—	0

Total (at 12-31-02):	7,740,356	$19.73	4,045,131

(1)	All of the shares listed in column (c) may be issued in the form of Other-Stock Based Awards, which include restricted or unrestricted stock, restricted or unrestricted stock units or dividend equivalents, pursuant to the 2001 Equity and Incentive Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Upon recommendation of the Audit Committee of the Board, the Board has appointed Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2002 and hereby recommends that the stockholders ratify such appointment.

Audit Fees

      Aggregate fees billed to the Company for the fiscal years ended December 31, 2002 and 2001 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte & Touche”), which includes Deloitte Consulting:

	2002	2001

Audit Fees (a)	$2,431,033	$2,670,589

Audit-Related Fees (b)	457,063	1,104,003

Total Audit Fees and Audit Related Fees	2,888,096	3,774,592

Tax Fees (c)	750,706	703,091

Financial Information Systems Design and Implementation Fees	0	0

All Other Fees (d)	0	490,238

Total Fees	$3,638,802	$4,967,921

(a)	Includes fees for US GAAP audit procedures, statutory audits, consents, and assistance with and review of documents filed with the SEC.

(b)	Includes fees for employee benefit plan audits, accounting consultations, due diligence services, and other attest services.

(c)	Includes fees for tax consulting and compliance services.

(d)	The prior year amount includes fees for activity-based costing consultations and other cost studies and analyses. The amount also includes Deloitte Consulting fees of $167,000.

      In accordance with the Audit Committee Charter, the Audit Committee has the responsibility and authority to approve in advance all audit and non-audit services to be provided to the Company. The Audit Committee has established procedures for this pre-approval process and for the approval of any compensation payable by the Company for any approved audit or non-audit services. The Audit Committee has considered whether the provision of financial information systems design and implementation services and other services is compatible with maintaining the independent auditors’ independence.

      THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

      Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

SUBMISSION OF PROPOSALS FOR 2004 ANNUAL MEETING

      Stockholders may submit proposals on matters appropriate for stockholder action at Fisher’s annual meetings, consistent with regulations adopted by the SEC and the By-Laws of the Company. Proposals to be considered for inclusion in the proxy statement for the 2004 Annual Meeting of Stockholders must be received by Fisher at its principal executive offices not later than December 12, 2003. Proposals to be timely submitted for stockholder action at Fisher’s 2004 Annual Meeting must be received by Fisher at its principal executive offices not less than 30 days nor more than 60 days prior to the 2004 Annual Meeting. Proposals should be directed to the attention of the Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842.

ANNUAL REPORT

      The Annual Report to Stockholders of the Company for the year ended December 31, 2002 and this proxy statement are being mailed together to all stockholders of the Company of record on March 14, 2003, the record date for voting at the Annual Meeting.

By Order of the Board of Directors,

TODD M. DUCHENE
Vice President, General Counsel and Secretary

April 10, 2003

      The Company’s 2002 Annual Report on Form 10-K, filed with the Securities and Exchange Commission, is available without charge by written request from the office of the Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, NH 03842.

      Additional information about the Company can be found at the Company’s Internet site: http://www.fishersci.com

Annex I

FISHER SCIENTIFIC INTERNATIONAL INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

      This Charter sets forth, among other things, the purpose, membership and duties and responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Fisher Scientific International Inc. (the “Corporation”).

I.     Purpose

      The purposes of the Committee are (a) to assist the Board in overseeing (i) the quality and integrity of the Corporation’s financial statements, (ii) the qualifications and independence of the Corporation’s independent auditor, (iii) the performance of the Corporation’s internal audit function and independent auditor and (iv) the Corporation’s compliance with legal and regulatory requirements; and (b) to prepare the report of the Committee required to be included in the Corporation’s annual proxy statement under the rules of the U.S. Securities and Exchange Commission (the “SEC”).

II.     Membership

      The Committee shall consist of at least three members or such other number required under applicable laws, rules and regulations applicable to the Corporation. The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee of the Board, which shall recommend for Committee membership such directors as it believes are qualified. Members of the Committee shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

      Each member of the Committee shall satisfy the independence requirements relating to directors and audit committee members (a) of the New York Stock Exchange and (b) under Section 10A(m) of the Securities Exchange Act of 1934 (the “Exchange Act”) and any related rules and exemptions promulgated thereunder by the SEC; provided, however, that the Corporation may take advantage of any transitional or phase-in rules applicable to these requirements, rules and regulations.

      No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee.

      Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment.

III.     Structure and Operations

      The Board shall designate one member of the Committee as its chairperson. The affirmative vote of a majority of the members of the Committee participating in any meeting of the Committee is necessary for the adoption of any resolution. The Committee may create one or more subcommittees and may delegate, in its discretion, all or a portion of its duties and responsibilities to such subcommittee. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals of audit and non-audit services pursuant to Section 10A(i)(3) of the Exchange Act and any related rules promulgated thereunder by the SEC, which pre-approvals shall be presented to the full Committee at the next scheduled meeting.

      The Committee shall have a regularly scheduled meeting at least once every fiscal quarter, at such times and places as shall be determined by the Committee chairperson, and may have such additional meetings as the Committee chairperson or a majority of the Committee’s members deem necessary or desirable. The Committee may request (a) any officer or employee of the Corporation, (b) the Corporation’s outside counsel or (c) the Corporation’s independent auditor to attend any meeting (or portions thereof) of the Committee, or to meet with any members of or consultants to the Committee, and to provide such information as the Committee deems necessary or desirable.

      The Committee shall meet separately, periodically, with management, with the Corporation’s internal auditors (or other personnel responsible for the Corporation’s internal audit function) and with the independent auditor. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications arrangements by means of which all persons participating in the meeting can hear each other.

IV.     Duties and Responsibilities

      The Committee’s duties and responsibilities shall include each of the items enumerated in this Section 4 and such other matters as may from time to time be delegated to the Committee by the Board.

      In fulfilling its duties and responsibilities hereunder the Committee will be entitled to reasonably rely on and shall expect (a) the integrity of those persons within the Corporation and of the professionals and experts (such as the independent accountants) from which it receives information, (b) the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts, and (c) representations made by management of the independent accountants as to any new audit services provided by the independent accountants to the Corporation.

     Reports to Board; Review of Committee Performance and Charter

      (a) The Committee shall report regularly to the Board and review with the Board any issues that arise with respect to:

(i) the quality or integrity of the Corporation’s financial statements;

(ii) the performance and independence of the Corporation’s independent auditor;

(iii) the performance of the Corporation’s internal audit function; and

(iv) the Corporation’s compliance with legal and regulatory requirements.

      (b) The Committee shall undertake and review with the Board an annual performance evaluation of the Committee, which shall compare the performance of the Committee with the requirements of this Charter and set forth the goals and objectives of the Committee for the upcoming year. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

      (c) The Committee shall review and re-assess annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

     The Corporation’s Relationship with the Independent Auditor

      (d) The Committee shall have the sole and direct responsibility and authority for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, evaluation and oversight of the work of each independent auditor employed by the Corporation for the purpose of preparing or issuing an audit report or related work, and each such independent auditor shall report directly to the Committee. The Committee shall be responsible for resolving disagreements between management and each such independent auditor regarding financial reporting. The Committee shall have the responsibility and authority to approve, in advance of the provision thereof pursuant to rules and procedures the Committee may lawfully establish or otherwise, all audit services and, subject to Section 10A(i) of the Exchange Act and rules promulgated thereunder, all non-audit services to be provided to the Corporation by any such independent auditor. The Committee shall have the sole authority to approve any compensation payable by the Corporation for any approved audit or non-audit services to any such independent auditor, including the fees, terms and conditions for the performance of such services.

      (e) The Committee shall, at least annually:

(i)	obtain a written report by the independent auditor describing, to the extent permitted under applicable auditing standards:

a.	the independent auditor’s internal quality-control procedures;

b.	any material issues raised by the most recent quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

c.	all relationships between the independent auditor and the Corporation; and

(ii)	review the foregoing report and the independent auditor’s work throughout the year and evaluate the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner on the independent auditor’s engagement with the Corporation, and present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the independent auditor.

      (f) The Committee shall, at least annually, discuss with the independent auditor, out of the presence of management if deemed appropriate:

(i)	the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented, relating to the conduct of the audit;

(ii)	the audit process, including, without limitation, any problems or difficulties encountered in the course of the performance of the audit, including any restrictions on the independent auditor’s activities or access to requested information imposed by management, and management’s response thereto, and any significant disagreements with management; and

(iii)	the Corporation’s internal controls and the responsibilities, budget and staffing of the Corporation’s internal audit function, including any “management” or “internal control” letter issued or proposed to be issued by such auditor to the Corporation.

      (g) The Committee shall establish policies for the Corporation’s hiring of employees or former employees of the independent auditor.

      (h) The Committee shall review, and discuss as appropriate with management, the internal auditors and the independent auditor, the report of the independent auditor required by Section 10A(k) of the Exchange Act.

  Financial Reporting and Disclosure Matters

      (i) The Committee shall review and discuss with management and the independent auditor:

(i)	prior to the annual audit, the scope, planning and staffing of the annual audit;

(ii)	the Corporation’s annual audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the results of the independent auditor’s reviews of the quarterly financial statements;

(iii)	significant issues regarding accounting and auditing principles and practices and financial statement presentations, including all critical accounting policies and estimates, any significant changes in the Corporation’s selection or application of accounting principles and any significant issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies;

(iv)	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(v)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements;

(vi)	any significant changes to the Corporation’s auditing and accounting principles and practices suggested by the independent auditor, internal audit personnel or management; and

(vii)	management’s internal control report prepared in accordance with rules promulgated by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act.

      (j) The Committee shall recommend to the Board whether the annual audited financial statements should be included in the Corporation’s Form 10-K.

      (k) The Committee shall review and discuss with management the Corporation’s practices regarding earnings press releases and the provision of financial information and earnings guidance by management to analysts and ratings agencies.

      (l) The Committee shall periodically review and discuss with management the Corporation’s guidelines and policies with respect to the process by which the Corporation undertakes risk assessment and risk management, including discussion of the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

      (m) The Committee shall review and discuss with the CEO and CFO the procedures undertaken in connection with the CEO and CFO certifications for Form 10-Ks and Form 10-Qs, including their evaluation of the Corporation’s disclosure controls and procedures and internal controls.

      (n) The Committee shall annually obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act.

  Internal Audit, Compliance Matters and Other

      (o) The Committee shall review the appointment and termination of senior internal audit personnel, and review all significant reports to management prepared by internal audit personnel, and management’s responses.

      (p) The Committee shall establish and maintain procedures for:

(i)	the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and

(ii)	the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

      (q) The Committee shall review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

      (r) The Committee shall review with the Corporation’s general counsel any legal matters that may have a material impact on the financial statements or the compliance policies of the Corporation and its subsidiaries, and any material reports or inquiries received by the Corporation or any of its subsidiaries from regulators or governmental agencies.

      (s) The Committee shall exercise such other powers and perform such other duties and responsibilities as are incidental to the purposes, duties and responsibilities specified herein and as may from time to time be delegated to the Committee by the Board.

V.     Authority and Resources

      The Committee may, without further approval by the Board, obtain such advice and assistance, including, without limitation, the performance of special audits, reviews and other procedures, from outside accounting, legal or other advisors as the Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities hereunder. Any accounting, legal or other advisor retained by the Committee may, but need not, be in the case of an outside accountant, the same accounting firm employed by the Corporation for the purpose of rendering or issuing an audit report on the Corporation’s annual financial statements, or in the case of an outside legal or other advisor, otherwise engaged by the Corporation for any other purpose.

      The Corporation shall pay to the independent auditor employed by the Corporation for the purpose of rendering or issuing an audit report and to any outside accounting, legal or other advisor retained by the Committee pursuant to the preceding paragraph such compensation, including, without limitation, usual and customary expenses and charges, as shall be determined by the Committee.

Annex II

FISHER SCIENTIFIC INTERNATIONAL INC.

2003 EQUITY AND INCENTIVE PLAN

      1. Purpose; Types of Awards; Construction. The purposes of the 2003 Equity and Incentive Plan of Fisher Scientific International Inc. (the “Plan”) are to attract, motivate and retain (a) employees of the Company and any Subsidiary and Affiliate, (b) independent contractors who provide significant services to the Company, any Subsidiary or Affiliate and (c) non-employee directors. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interest with those of the Company’s shareholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code. Pursuant to the Long-Term Incentive Program described herein, there may be granted stock options (including “incentive stock options” and “non-qualified stock options”), and other stock based awards, including but not limited to, restricted stock, restricted stock units, dividend equivalents, performance units, stock appreciation rights and other long-term stock Awards; excluding, however, reload or other automatic Awards made upon exercise of Options, which Awards shall not be granted under the Plan.

      2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b) “Award” means individually or collectively, a grant under the Plan of Options or Other Stock Based Awards.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” means the committee established by the Board to administer the Plan. The Committee shall consist of not less than two directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee shall be comprised solely of directors who are (a) “non-employee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Section 162(m) of the Code and (c) “independent directors” pursuant to New York Stock Exchange requirements.

(g) “Company” means Fisher Scientific International Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(h) “Effective Date” means the date that the Plan was adopted by the Board.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(j) “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean, (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine in good faith.

(k) “Grantee” means a person who, as an employee of or independent contractor or non-employee director with respect to the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

(l) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(m) “NQSO” means any Option that is designated as a nonqualified stock option.

(n) “Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO; provided that ISOs may be granted only to employees of the Company or a Subsidiary.

(o) “Other Stock-Based Award” means an Award under the Long-Term Incentive Program that is denominated or valued in whole or in part by reference to Stock, including, but not limited to performance units, stock appreciation rights, restricted stock, restricted stock units or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan.

(p) “Performance Goals” means performance goals based on one or more of the following criteria: (i) pre-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) Stock price appreciation, (viii) cash flow or (ix) implementation or completion of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(q) “Plan” means this Fisher Scientific International Inc. 2003 Equity and Incentive Plan, as amended from time to time.

(r) “Plan Year” means a calendar year.

(s) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(t) “Stock” means shares of common stock, par value $0.01 per share, of the Company.

(u) “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      3. Administration. At the discretion of the Board, the Plan shall be administered either (i) by the Board or (ii) by the Committee. In the event the Board is the administrator of the Plan, references herein to the Committee shall be deemed to include the Board. The Board may from time to time appoint a member or members of the

AII-2

Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting.

      Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to grant Awards, to determine the persons to whom and the time or times at which Awards shall be granted, to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.

      4. Eligibility. ISOs shall be granted only to employees (including officers and directors who are also employees) of the Company, its parent or any of its Subsidiaries. All other Awards may be granted to officers, independent contractors, employees and non-employee directors of the Company or of any of its Subsidiaries and Affiliates.

      No ISO shall be granted to any employee of the Company, its parent or any of its Subsidiaries if such employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a Subsidiary, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the code shall be controlling.

      5. Stock Subject to the Plan. The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan shall be 2,700,000 and shall be subject to adjustment as provided herein. No more than 15% of the shares reserved for issuance pursuant to the preceding sentence shall be issued as restricted stock, restricted units or similar full share value Awards. The aggregate Awards granted during any fiscal year to any single individual who is likely to be a “covered employee” as defined under Code Section 162(m) shall not exceed (i) 1,100,000 shares subject to Options or stock appreciation rights or (ii) 400,000 shares subject to Other Stock-Based Awards (other than stock appreciation rights). Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

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      Except as provided in an Award Agreement or as otherwise provided in the Plan, in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards or the total number of Awards issuable under the Plan, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code, (iv) the Performance Goals and (v) the individual limitations applicable to Awards.

      6. Specific Terms of Awards.

(a) General. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis.

(b) Awards. The Committee is authorized to grant to Grantees the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

(i) Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A) Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of an Option per share of Stock be less than the Fair Market Value of a share of Stock as of the date of grant of such Option. The purchase price of Stock as to which an Option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, in shares of Stock, valued at the Fair Market Value on the date of exercise (which Stock has been held by the Grantee for at least six months), or if there were no sales on such date, on the next preceding day on which there were sales or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding Awards under the Plan. In addition, any amount necessary to satisfy applicable federal, state or local tax withholding requirements shall be paid promptly upon notification of the amount due. The Committee may permit such amount of tax withholding to be paid in shares of Stock previously owned by the employee, or a portion of the shares of Stock that otherwise would be distributed to such employee upon exercise of the Option, or a combination of cash and shares of such Stock.

(C) Term and Exercisability of Options. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent. No partial exercise may be made for less than one hundred (100) full shares of Stock.

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(D) Termination of Employment, etc. Unless otherwise provided in the applicable Award Agreement;

(I) Except as set forth herein or in II or III below, an Option will be cancelled for no value unless the Grantee is then in the employ of, maintains an independent contractor relationship with, or is a director of, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided that, (i) the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option, and (ii) the Committee may determine, in its sole discretion, to allow the exercise of any Option in any individual case after the termination of the employment or other relationship, but in any event, such exercise shall not be allowed after the expiration date of such Option.

(II) If the Grantee’s employment or service terminates because the Grantee has died, retired from the Company at or after any early retirement date under any Company qualified retirement plan in which he participates or become permanently disabled (within the meaning of Section 22(e)(3) of the Code), all of such Grantee’s Options (regardless of the extent to which such Options are then exercisable) shall be exercisable as of such date of termination and remain outstanding until the earlier of (i) one year from the date Grantee’s employment or service terminates, and (ii) expiration of the term of the Option and shall expire thereafter.

(III) If the Grantee’s employment or service terminates for any reason other than as described in subsection (II) above or for cause, the portions of outstanding Options granted to such Grantee that are exercisable as of the date of such termination of employment or service shall remain exercisable until the earlier of (i) 90 days following the date of such termination of employment or service and (ii) expiration of the term of the Option (and shall terminate thereafter). All additional portions of outstanding Options granted to such Grantee which are not exercisable as of the date of such termination of employment or service, shall terminate upon the date of such termination of employment or service.

(E) NON-EMPLOYEE DIRECTORS’ GRANTS. Immediately following each annual meeting of Company shareholders during the term of the Plan, each non-employee director serving as such shall be granted a NQSO to purchase 10,000 shares of Stock at a price per share equal to 100% of the Fair Market Value on the date of grant. Each such Option shall vest and become exercisable ratably in annual installments commencing on the first anniversary of the date of grant with 100% vesting and exercisability on the third anniversary of such date (subject to continued service as a director through each such vesting date). Other terms and conditions of the grants shall be established by the Committee pursuant to Section 3 of the Plan.

(F) Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii) Other Stock Based Awards. The Committee is authorized, subject to limitation under applicable law, to grant to Grantee Other Stock-Based Awards that are deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant and thereafter, including the Performance Goals and performance periods. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(ii) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action. In the event the Committee determines to grant restricted stock or stock units, the Committee shall determine the price,

AII-5

which, to the extent required by law, shall not be less than the par value of the Stock, to be paid by the Grantee for each share of restricted or unrestricted stock or stock units subject to the Award.

(A) SPECIAL PROVISIONS. Shares of restricted stock and restricted stock units shall be subject to such restrictions as the Committee shall impose and the Committee shall have discretion as to the lapse of the restrictions; provided, however, if vesting conditions relate exclusively to the passage of time and continued employment, such time period shall not be less than 36 months, with 1/3 of the award vesting every 12 months from the date of the Award subject to Section 7 below.

(B) LIMIT ON OTHER STOCK-BASED AWARDS. For any Other Stock-Based Awards (other than stock appreciation rights) payable in cash, no more than $10 million shall be paid in satisfaction of such Awards during any fiscal year to any Grantee who is likely to be a “covered employee” as defined under Code Section 162(m).

      7. Change in Control Provisions.

      (a) Except as set forth in an Award Agreement, upon the occurrence of a Change in Control (as hereinafter defined), any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested and the restrictions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Award shall be deemed fully vested, and any Performance Goals imposed with respect to Awards shall be deemed to be fully achieved at target level. Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control, the purchaser(s) of the Company’s assets or stock may, in his, her, or its discretion, deliver to the Grantee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel all outstanding Options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the higher of (i) the Fair Market Value of those shares of stock or other securities the Grantee would have received had the Option been exercised and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the exercise price therefore, and (ii) the Fair Market Value of those shares of stock or other securities the Grantee would have received had the Option been exercised and a disposition of the shares acquired upon such exercise had been made immediately following such sale, conveyance or Change in Control, less the exercise price therefore. A “Change in Control” shall be deemed to have occurred if (i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons (other than any person or group, or any of their affiliates, who on the Effective Date owns at least 10% of the Stock and who at no time after the Effective Date owns less than 10% of such Stock) shall acquire, whether by purchase, exchange, tender offer, merger, consolidation or otherwise, such additional shares of the Company’s Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of Stock outstanding, (ii) on any date, the individuals who were serving as the members of the Board at the beginning of the two year period ending on such date cease for any reason to constitute a majority of the number of directors then serving, provided that any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) elected in such period whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the first day of such two year period or whose appointment, election or nomination for election was previously so approved or recommended in accordance with this proviso or (iii) there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

      (b) Upon dissolution or liquidation of the Company, all Options and other Awards granted under this Plan shall terminate, but each Grantee shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her Option to the extent then exercisable.

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      8. General Provisions.

      (a) Nontransferability, deferrals and settlements. Unless otherwise determined by the Committee or provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. Any Award shall be null and void and without effect upon the bankruptcy of the Grantee to whom the Award is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such Award. The Committee may require or permit Grantees to elect to defer the issuance of shares of Stock, or the settlement of Awards in cash under such rules and procedures as established under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

      (b) No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Agreement, promissory note or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or service.

      (c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property with a Fair Market Value not in excess of the minimum amount required to be withheld and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations.

      (d) Stockholder Approval; Amendment and Termination. The Plan shall take effect on the Effective Date but the Plan (and any grants of Awards made prior to the stockholder approval mentioned herein) shall be subject to the requisite approval of the stockholders of the Company, which approval must occur within twelve (12) months of the date that the Plan is adopted by the Board. In the event that the stockholders of the Company do not ratify the Plan at a meeting of the stockholders at which such issue is considered and voted upon, then upon such event the Plan and all rights hereunder shall immediately terminate and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Agreement entered into in connection herewith. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Grantee under any award theretofore granted without such Grantee’s consent, or that without the approval of the stockholders (as described below) would: (a) except as provided in Section 5, increase the total number of shares of Stock reserved for the purpose of the Plan, (b) change the class of employees, directors, consultants and advisors eligible to participate in the Plan or (c) allow Option repricing under the Plan or amend any outstanding Option in a manner which would be deemed a repricing under Financial Accounting Standards Board Interpretation No. 44. In addition, stockholder approval shall be required at such time and under such circumstances as stockholder approval would be required under Section 162(m) of the Code, regulations of the New York Stock Exchange or any other applicable law, rule or regulation with respect to any material amendment to any employee benefit plan of the Company. Notwithstanding anything in here to the contrary, no amendment under the Plan to an Award shall waive a mandatory term or otherwise authorize terms that could not have been authorized for an Award newly granted at the time of such amendment. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its Effective Date. No Awards shall be granted under the Plan after such termination date.

      (e) No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically

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herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

      (f) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

      (g) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

      (h) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

      (i) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

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FISHER SCIENTIFIC INTERNATIONAL INC.

Annual Meeting, May 2, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     Messrs. Paul M. Meister, Todd M. DuChene and Kevin P. Clark, each with power of substitution, are hereby authorized to vote all shares of common stock of Fisher Scientific International Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Fisher Scientific International Inc. to be held on Friday, May 2, 2003, and at any adjournments, as specified on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

(Please mark this Proxy and sign and date it on the reverse side hereon and return it in the enclosed envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

-  FOLD AND DETACH HERE  -

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. Election of Directors.	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed

					FOR	AGAINST	ABSTAIN
Nominees:	01 Anthony J. DiNovi, 02 Paul M. Montrone, and ☐ 03 Scott M. Sperling with terms expiring in 2006; and 04 Charles A. Sanders with a term expiring in 2004.	☐	2.	Approval and adoption of the Fisher Scientific 2003 Equity and Incentive Plan.	☐	☐	☐

					FOR	AGAINST	ABSTAIN
			3.	Ratify the appointment of Deloitte & Touche LLP as independent public auditors of the Company for the current fiscal year.	☐	☐	☐

			4.	In their discretion, on such other business as may properly come before the meeting.

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

A MAJORITY (OR IF ONLY ONE, THEN THAT ONE) OF THE ABOVE PERSONS OR THEIR SUBSTITUTES WHO SHALL BE PRESENT AND ACTING AT THE MEETING SHALL HAVE THE POWERS CONFERRED HEREBY.

Dated: , 2003

Signature

Signature

Signature of Stockholder(s)-please sign name exactly as imprinted (do not print). Please indicate any change of address.

NOTE: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign. If shares are held jointly, EACH holder should sign.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.

-  FOLD AND DETACH HERE  -